UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 11, 2008
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On February 13, 2008, Encore Energy Partners LP (the “Partnership”) issued a press release announcing its unaudited fourth quarter and full year 2007 results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Certain Officers
     On February 11, 2008, the Board of Directors of Encore Energy Partners GP LLC (the “General Partner”) approved the appointment of Ms. Andrea Hunter, age 32, as Vice President, Controller and Principal Accounting Officer of the General Partner. Ms. Hunter was also appointed to the same positions with Encore Acquisition Company (“EAC”) on February 12, 2008. Prior to her promotion, Ms. Hunter had served as Controller of the General Partner and of EAC since September 2007. From July 2003 to September 2007, Ms. Hunter held positions of increasing responsibility at EAC, including financial reporting senior manager. Prior to joining EAC in July 2003, Ms. Hunter worked in public accounting, first in the Assurance and Business Advisory Services of PricewaterhouseCoopers LLP and later as an editor at Thomson Publishing’s Practitioners Publishing Company. Ms. Hunter received a Master of Science and Bachelor of Business Administration, both in Accounting, from the University of Texas at Arlington. She is a Certified Public Accountant.
(d) Election of Directors
     On February 11, 2008, the Board of Directors of the General Partner increased the size of the Board of Directors from six to seven and appointed Mr. John E. Jackson to fill the newly created directorship.
     There are no arrangements or understandings between Mr. Jackson and any other person pursuant to which he was selected as a director. Neither the Partnership nor the General Partner is aware of any transaction in which Mr. Jackson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Directors of the General Partner who are not officers or employees of the General Partner receive an annual retainer of $50,000 plus additional fees of $2,000 for attendance at each board meeting and $1,000 for attendance at each committee meeting. In addition, directors of the General Partner who are not officers or employees of the General Partner receive an annual grant of 5,000 phantom units under the Encore Energy Partners GP LLC Long-Term Incentive Plan. In that connection, on February 11, 2008, Mr. Jackson received a grant of 5,000 phantom units under the Encore Energy Partners GP LLC Long-Term Incentive Plan. A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the plan administrator, cash equivalent to the value of a common unit. The phantom unit grant vests in four equal installments on October 29, 2008, 2009, 2010 and 2011. The holder of phantom units is also entitled to receive distribution equivalent rights prior to vesting, which entitle the grantee to receive cash equal to the amount of any cash distributions made by the Partnership with respect to a common unit during the period the right is outstanding. The foregoing description is qualified by reference to the terms of the form of phantom unit award agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
     In addition, each non-employee director of the General Partner is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

     On February 11, 2008, the Partnership and the General Partner entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Jackson pursuant to which the Partnership and the General Partner agreed to indemnify Mr. Jackson, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was a director of the General Partner or is or was serving in another position at the request of the Partnership or the General Partner. The Indemnification Agreement is substantially similar to the General Partner’s indemnification agreements with its executive officers and other directors. The foregoing description is qualified by reference to the terms of the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form of Phantom Unit Award Agreement (incorporated by reference from Exhibit 10.10 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on August 10, 2007).

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.9 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on July 16, 2007).
     The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.
99.1	Press Release dated February 13, 2008 regarding fourth quarter and full year 2007 results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

By: Encore Energy Partners GP LLC, its general partner
Date: February 14, 2008	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Phantom Unit Award Agreement (incorporated by reference from Exhibit 10.10 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on August 10, 2007).
10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.9 to the Registration Statement on Form S-1/A (Registration No. 333-142847) filed by Encore Energy Partners LP on July 16, 2007).

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.

99.1	Press Release dated February 13, 2008 regarding fourth quarter and full year 2007 results.